EXHIBIT 10.14


                         NATIONAL HOME HEALTH CARE CORP.
                             AUDIT COMMITTEE CHARTER

Purpose
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          The role of the Audit  Committee  is to assist the Board of  Directors
(the "Board") in fulfilling its oversight responsibilities related to:

          o the accounting, reporting, and financial practices of the Company and its subsidiaries, including the integrity of the Company's financial statements;
          o    the surveillance of administration and financial controls and the
               Company's compliance with legal and regulatory requirements;
          o    the outside auditing firm's qualifications and independence; and
          o the performance of the Company's internal audit function and the Company's outside auditing firm.

          The Audit Committee shall also prepare the report required by the rules of the Securities and Exchange Commission (the "SEC") to be included in the Company's annual proxy statement.

Composition
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          The Audit  Committee shall consist of at least three but not more than seven members as determined from time to time by the Board. Each member of the Audit Committee shall be an independent member of the Board, with "independence" for this purpose determined by the Board in accordance with applicable legal standards, including those standards referred to below.

          Independence

          The independence of Audit Committee members shall be determined pursuant to the rules and regulations set by the SEC, Section 10A(m)(3) of the Securities Exchange Act of 1934 (the "Exchange Act") and the requirements of The NASDAQ Stock Market, Inc. ("NASDAQ").

          Financial Expertise

          All members of the Audit Committee must be able to read and understand financial statements at the time of their appointment.

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          At least one member of the Audit  Committee must have past  employment
experience  in  finance  or  accounting,   requisite   professional   accounting
certification or any other comparable experience or background that results in the individual's financial sophistication, including being or having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities. In addition, at least one member of the Audit Committee (who may be the same member who satisfies the requirement specified in the preceding sentence) must be a "financial expert," as such term is defined by the SEC.


APPOINTMENT AND REMOVAL

          The members of the Audit Committee shall be appointed by the Board upon the recommendation of a majority of the independent directors and shall serve until such member's successor is duly elected and qualified or until such member's earlier resignation or removal. The members of the Audit Committee may be removed, with or without cause, by a majority vote of the Board.


CHAIRMAN


          Unless a chairman of the Audit Committee is designated by the full Board of Directors upon recommendation of a majority of the independent directors, the members of the Audit Committee shall designate a chairman of the Audit Committee by the majority vote of the full Audit Committee membership. The chairman of the Audit Committee will chair all regular sessions of the Audit Committee and set the agenda for Audit Committee meetings.


DELEGATION TO SUBCOMMITTEES


          In fulfilling its responsibilities, the Audit Committee shall be entitled to delegate any or all of its responsibilities to a subcommittee of the Audit Committee.

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Meetings
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          The Audit  Committee  shall meet as often as it determines but no less than once per quarter, either in person or telephonically, and at such times and places as the Audit Committee shall determine. The Audit Committee should meet regularly with each of management, the principal internal auditor of the Company (or person who performs that function) and the outside auditing firm in separate executive sessions to discuss any matters that the Audit Committee or either of these groups or persons believe should be discussed privately. In addition, the Audit Committee or its chairman should meet with the independent auditors and management quarterly to review the Company's financial statements. A majority of the members of the Audit Committee present in person or by telephone shall constitute a quorum. The Audit Committee shall report regularly to the full Board of Directors with respect to its activities.

          All non-management directors who are not members of the Audit Committee may attend meetings of the Committee but may not vote. In addition, the Audit Committee may invite to its meetings any director, member of management of the Company and such other persons as it deems appropriate in order to carry out its responsibilities. The Audit Committee may also exclude from its meetings any persons it deems appropriate in order to carry out its responsibilities.

Relationship with Independent Accountants

         The Audit Committee shall be directly responsible, in its capacity as a committee of the Board, for the appointment, compensation and oversight of the outside auditing firm. In this regard, the Audit Committee shall have the sole authority to (A) appoint and retain, (B) determine the funding for, and (C) when appropriate, terminate, the outside auditing firm, which shall report directly to the Audit Committee. The Audit Committee shall be responsible for resolving any disputes between the outside auditing firm and the Company's management.


Responsibilities and Duties

          To fulfill its responsibilities and duties the Audit Committee shall:

A.   Financial Reporting Processes and Documents/Reports Review

     1. Evaluate annually the performance of the Audit Committee and the adequacy of the Audit Committee charter.

     2. Review and discuss with the outside auditing firm: (A) the scope of the audit, the results of the annual audit examination by the auditor and any accompanying

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management  letters,  and any difficulties the auditor encountered in the course of their audit work, including any restrictions on the scope of the outside auditing firm's activities or on access to requested information, and any significant disagreements with management; and (B) any reports of the outside auditing firm with respect to interim periods.

     3. Review and discuss with management and the outside auditing firm the annual audited and quarterly unaudited financial statements of the Company, including (A) an analysis of the auditor's judgment as to the quality of the Company's accounting principles, setting forth significant financial reporting issues and judgments made in connection with the preparation of the financial statements; (B) the Company's disclosures under "Management's Discussion and Analysis of Financial Condition and Results of Operations," including the development, selection and reporting of accounting policies that may be regarded as critical; and (C) major issues regarding the Company's accounting principles and financial statement presentations, including any significant changes in the Company's selection or application of accounting principles and financial statement presentations.

     4. Recommend to the Board whether the financial statements should be included in the Annual Report on Form 10-K.

     5. Periodically review and discuss the adequacy of the Company's internal controls, any significant deficiencies in internal controls, and significant changes in such controls; and review and discuss with the principal internal auditor of the Company and such others as the Audit Committee deems appropriate the scope and results of the internal audit program.

     6. Periodically review and discuss the adequacy and effectiveness of the Company's disclosure controls and procedures and management reports thereon.

     7. Review disclosures made to the Audit Committee by the Company's Chief Executive Officer and Chief Financial Officer during their certification process for the Form 10-K and 10-Q about any significant deficiencies in the design or operation of internal controls or material weaknesses therein and any fraud involving management or other employees who have a significant role in the Company's internal controls.

     8. Review and timely discuss with management and the outside auditors any material financial or non-financial arrangements of the Company that do not appear on the financial statements of the Company.

     9. Review and discuss with the outside auditing firm their report regarding
(A) all critical accounting policies and practices to be used; (B) all alternative treatments of financial information within generally accepted accounting principles that have been discussed with management officials of the Company, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the outside auditing firm; and (C) other material

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written communications between the outside auditing firm and Company management, such as any management letter of schedule of unadjusted differences.

     10. Review with financial management and the independent accountants the Company's filings with the SEC prior to their filing or prior to the release of earnings reports. The chairman of the Audit Committee may represent the entire Audit Committee for purposes of this review.

     11. Prepare all reports required to be included in the Company's proxy statement, pursuant to and in accordance with applicable rules and regulations of the SEC.

     12. Report regularly to the full Board. In this regard, the Audit Committee should review with the full Board any issues that arise with respect to the quality or integrity of the Company's financial statements, the Company's compliance with legal or regulatory requirements, or the performance and independence of the Company's outside auditing firm.

     13. The Audit Committee shall provide such recommendations as the Audit Committee may deem appropriate. The report to the Board may take the form of an oral report by the chairman of the Audit Committee or any other member of the Audit Committee designated by the Audit Committee to make such report.

     14. Maintain minutes or other records of meetings and activities of the Audit Committee.

B.   OUTSIDE AUDITING FIRM
--------------------------

     1. Approve in advance all audit services to be provided by the outside auditing firm, including any written engagement letter related thereto. (By approving the audit engagement, the audit services contemplated in any written engagement letter shall be deemed to have been preapproved.)

     2. Establish policies and procedures for the engagement of the outside auditing firm to provide permissible non-audit services, which shall require preapproval by the Audit Committee of all permissible non-audit services to be provided by the outside auditing firm (other than with respect to de minimis exceptions described in Section 10A(i)(1)(B) of the Exchange Act that are approved by the Audit Committee prior to the completion of the audit). Ensure that approval of non-audit services are disclosed to investors in periodic reports required by Section 13(a) of the Exchange Act.

     3. The authority to grant preapproval of audit and non-audit services may be delegated to one or more designated members of the Audit Committee.

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     4. Consider,  at least annually,  the  independence of the outside auditing firm, including whether the outside auditing firm's performance of permissible non-audit services is compatible with the independence of the outside auditing firm; obtain and review a report by the outside auditing firm describing any relationships between the outside auditing firm and the Company or any relationships between the outside auditing firm and the Company or any other relationships that may adversely affect the independence of the outside auditing firm; discuss with the outside auditing firm any disclosed relationship or services that may impact the objectivity and independence of the outside auditing firm; and present to the Board of Directors the Audit Committee's conclusions with respect to the independence of the outside auditing firm.

     5. Ensure rotation of the audit partners as required by law.

     6. Establish policies for the hiring of employees and former employees of the outside auditing firm.

C.   Outside Advisors.
     -----------------

The Audit Committee shall have the authority to retain such outside counsel, accountants, experts and other advisors as it determines appropriate to assist the Audit Committee in the performance of its functions. The Audit Committee shall have sole authority to approve related fees and retention terms.

D.   Ethical and Legal Compliance
     ----------------------------

     1. Establish, review and update periodically a code of ethics that applies to the Company's principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions, and ensure that management has established a system to enforce the code of ethics.

     2. Approve, if the duty is not delegated to a comparable body of the Board, all related party transactions in accordance with the regulations of NASDAQ.

     3. Review, with the Company's counsel, any legal matter that could have a significant impact on the Company's financial statements.

     4. Establish procedures for the receipt, retention and treatment of complaints received by the issuer regarding accounting, internal accounting controls or auditing matters, including procedures for confidential, anonymous submission of concerns by employees regarding accounting and auditing matters.

     5. Perform any other activities consistent with this Charter, the Company's bylaws and governing law, as the Audit Committee or the Board deems necessary or appropriate.

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Limitation of Audit Committee's Role
------------------------------------

     While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company's financial statements and disclosures are complete and accurate and are in accordance with generally accepted accounting principles and applicable rules and regulations. These are the responsibilities of management and the independent auditor.

                 Adopted by Resolution of the Board of Directors
                 Of National Home Health Care Corp.
                 July 17, 2003